UNITED STATES SECURITIES AND EXCHANGE COMMISSION

			     Washington, D.C. 20549



				    FORM 8-K



				 CURRENT REPORT
		      PURSUANT TO SECTION 13 OR 15(d) OF THE
			  SECURITIES EXCHANGE ACT OF 1934



	    Date of earliest event reported:  September 3, 1998



	       Exact name of Registrants as specified in
	       their charters, State of Incorporation,       IRS Employer
Commission     address of principal executive offices and    Identification
File Number    Registrants' telephone number                 Number
-----------    ------------------------------------------    --------------
33-87902       ESI Tractebel Funding Corp.                   04-3255377
	       (a Delaware corporation)
33-87902-02    Northeast Energy Associates,                  04-2955642
	       A Limited Partnership
	       (a Massachusetts corporation)
33-87902-01    North Jersey Energy Associates,               04-2955646
	       A Limited Partnership
	       (a New Jersey corporation)
	       ------------------------------------------
	       c/o FPL Energy, Inc.
	       700 Universe Boulevard
	       Juno Beach, Florida 33408-2683
	       (561) 691-7171



Item 4.  Changes in Registrants' Certifying Accountant

(a)   Previous independent accountants

	(i) On September 3, 1998, ESI Tractebel Funding Corp. (the Company) and Northeast Energy Associates, A Limited Partnership and North
Jersey Energy Associates, A Limited Partnership (collectively, the Partnerships) dismissed PricewaterhouseCoopers LLP (PwC) as their independent accountants.

       (ii) The reports of PwC on the financial statements of the Company and the Partnerships for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Services performed by PwC from January 1, 1998 through August 31, 1998 related solely to the Company's and the Partnerships historical December 31, 1997 financial information.

      (iii) The change in independent accountants was approved by the Management Committee of the Partnerships and approved by the Board of Directors of the Company on September 3, 1998.

       (iv) In connection with its audits for the two most recent fiscal years and through August 31, 1998, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

	(v) During the two most recent fiscal years and through August 31, 1998, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with PwC.

       (vi) The Company and the Partnerships requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated September 4, 1998, is filed as Exhibit 16 to this Form 8-K.

(b) On September 3, 1998, the Company and the Partnerships engaged the firm of Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 1998.

Item 7.  Financial Statements and Exhibits

(c)   Exhibits
      16    Letter regarding change in certifying accountant:

	    Letter of PricewaterhouseCoopers LLP dated September 4, 1998.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


ESI TRACTEBEL FUNDING CORP.
NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
(ESI Northeast Energy GP, Inc. as Administrative General Partner)
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
(ESI Northeast Energy GP, Inc. as Administrative General Partner)
(Registrants)



Date:  September 4, 1998


		/s/ PETER D. BOYLAN
		Peter D. Boylan
		Treasurer